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EXHIBIT 23.2

[M&K CPAS, LLC Logo]

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

S&W Seed Company:

We hereby consent to the inclusion in this amended Registration Statement on Form S-1/A our reports dated January 19, 2010, except for Notes 2, 3, 4, 5, 10 and 11, as to which the date is April 23, 2010 for Seed Holding, LLC relating to the respective financial statements as of June 30, 2009 and 2008 and our report dated January 19, 2010 for S&W Seed Company relating to the financial statements as of June 30, 2008 and the reference to our firm under the caption "Experts" in the amended Registration Statement.

/s/ M&K CPAS, PLLC

Houston, Texas

April 29, 2010

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  EXHIBIT 23.2
[M&K CPAS, LLC Logo]
CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM